UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

3PAR Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0510671
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4209 Technology Drive Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Common Stock, $0.001 par value per share	Name of each exchange on which each class is to be registered New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable

(Title of Class)

This registration statement relates to the shares of Common Stock, par value $0.001 per share (the “Common Stock”), of 3PAR Inc. (the “Registrant”). This registration statement is filed with the Securities and Exchange Commission (the “Commission”) in connection with the filing by the Company on November 14, 2008 of an application to list the Common Stock on the New York Stock Exchange.

Item 1. Description of Registrant’s Securities to be Registered

The Registrant registers hereunder its Common Stock. A description of the Common Stock is incorporated herein by reference to the section captioned “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-145437), as originally filed with the Commission on August 14, 2007, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated by reference herein.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 8, 2008	3PAR INC.

	By:	/s/ Adriel G. Lares
Adriel G. Lares
Vice President and Chief Financial Officer